UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 21, 2022

Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices)(Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BLCO	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 21, 2022, Bausch + Lomb Corporation (the “Company”) entered into an amended and restated Director Appointment and Nomination Agreement (as amended and restated, the “Icahn Agreement”), between the Company and Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”). Prior to the amendment and restatement, the Icahn Agreement provided that the Company agreed to, among other things, appoint to the Board of Directors of the Company (the “Board”) two individuals identified by the Icahn Group and reasonably acceptable to the Company as soon as practicable following the written election of the Icahn Group after the consummation of the previously announced distribution by Bausch Health Companies Inc. (“Bausch Health”) of approximately 80% of the Company’s common shares to existing Bausch Health shareholders (the “Distribution”). As amended and restated, the Icahn Agreement provides that the Icahn Group is permitted to appoint two individuals to the Board immediately.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Icahn Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2022, in connection with the amendment and restatement of the Icahn Agreement, the size of the Board was increased to ten and Brett Icahn and Gary Hu were appointed to the Board, effective immediately. The Board has not determined at this time the committees, if any, to which either Mr. Icahn or Mr. Hu will be appointed.

Mr. Icahn has been a portfolio manager for Icahn Capital LP since October 2020. Icahn Capital LP is a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion. Mr. Icahn has held a variety of investment advisory roles at Icahn Enterprises L.P. since 2002, including as an investment strategy consultant from 2017 to October 2020, and as portfolio manager of the Sargon Portfolio from 2010 to 2017. Mr. Icahn has served on the board of Bausch Health since March 2021 (where he serves on the Finance and Transactions and Special Transactions Committees), and has also served on the board of Icahn Enterprises L.P., a private entity since October 2020. He has also been a director of Newell Brands Inc., a publicly traded global marketer of consumer and commercial products, since March 2018 and Dana Inc., a supplier of automotive products and services, since January 2022. Mr. Icahn was previously a director of Nuance Communications, Inc., a provider of voice and language solutions, from October 2013 to March 2016. Mr. Icahn also previously served on the boards of American Railcar Industries, Inc., Take-Two Interactive Software Inc., The Hain Celestial Group, Inc. and Voltari Corporation. Mr. Icahn received a B.A. from Princeton University.

Mr. Hu has been a portfolio manager for Icahn Capital LP since October 2020. Prior to joining Icahn Capital LP, Mr. Hu held a variety of investment management roles from August 2012 to June 2020 at Silver Point Capital LP, a credit-focused investment firm, and from August 2010 to July 2012 at Stockbridge Investors, the public securities affiliate of Berkshire Partners LLC. Mr. Hu has served on the boards of Dana Incorporated since January 2022. He was previously on the boards of Occidental Petroleum Corporation from February 2021 to March 2022 and Cloudera Inc. from January 2021 to October 2021. Mr. Hu graduated from the University of Pennsylvania with a B.S. Econ in Finance and Accounting from The Wharton School and a B.A.S. in Computer Science from the School of Engineering and Applied Science.

Neither Mr. Icahn nor Mr. Hu is a party to any related party transaction reportable under Item 404(a) of Regulation S-K. Mr. Icahn and Mr. Hu will participate in the Company’s non-employee director compensation program, which is described in the Company’s final prospectus relating to the Company’s registration statement on Form S-1, dated May 5, 2022 and filed with the U.S. Securities and Exchange Commission on May 6, 2022.

A copy of the press release, dated June 23, 2022, announcing the appointments of Mr. Icahn and Mr. Hu is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Director Appointment and Nomination Agreement between Bausch + Lomb Corporation and the Icahn Group dated as of June 21, 2022
99.1	Press Release announcing the election of Brett Icahn and Gary Hu, dated June 23, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ Christina Ackermann
Name:	Christina Ackermann
Title:	Executive Vice President, General Counsel

Date: June 23, 2022